                                                              EXHIBIT 10.20


                              AMENDMENT TO LEASE

          THIS AMENDMENT TO LEASE (this "Amendment") dated as of July 30, 1999, is entered into between KATO ROAD PARTNERS, a California general partnership ("Landlord"), and ASYST TECHNOLOGIES, INC., a California corporation ("Tenant").

          THE PARTIES ENTER INTO THIS AMENDMENT based upon the following facts, understandings and intentions:

          A. Landlord and Tenant previously entered into that certain Industrial Lease (the "Lease") dated February 16, 1995, pursuant to which Landlord leased to Tenant certain improved real property (the "Lot") located in Fremont, California, as more particularly described in the Lease. The Lot is improved with a building (the "Building") containing approximately ninety-one thousand two hundred seventy-five (91,275) rentable square feet of space, the address of which is 48761 Karo Road. The Lot and the Building are collectively referred to as the "Premises." Capitalized terms used herein and not defined herein shall have the meanings set forth in the Lease.

          B. Landlord and Tenant now desire to amend the Lease to, among other things, extend the Term, adjust the amount of Base Rent payable under the Lease and provide for the construction of certain tenant improvements in the Premises, all as more particularly provided herein.

          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the receipt and adequacy & which are hereby acknowledged, the parties hereto agree as follows:

          1.  Term.  The Term is extended from January 3.1, 2000, through
              ----
October 31, 2005.

          2.  Base Rent.  The monthly Base Rent during the period (the "First
              ---------
Extension Term") commencing on February 1, 2000 and ending on October 31, 2005 is set forth in the following table:


------------------------------------------------------------------------------------------------------
                   Period                                       Monthly Base Rent
------------------------------------------------------------------------------------------------------
February 1, 2000 through January 31, 2001:           Ninety-Eight Thousand One Hundred Twenty
                                                     and 63/100 Dollars ($98,120.63)
------------------------------------------------------------------------------------------------------
February 1, 2001 through January 31, 2002:           One Hundred One Thousand Five Hundred Fifty-Four
                                                     and 85/100 Dollars ($101,554.85)
------------------------------------------------------------------------------------------------------
February 1, 2002 through January 31, 2003:           One Hundred Five Thousand One Hundred Nine and
                                                     26/100 Dollars ($105,109.26)
------------------------------------------------------------------------------------------------------
February 1, 2003 through January 31, 2004:           One Hundred Eight Thousand Seven Hundred
                                                     Eighty-Eight and 08/100 Dollars ($108,788.08)
------------------------------------------------------------------------------------------------------

                                       1.

------------------------------------------------------------------------------------------------------
February 1, 2004 through January 31, 2005:        One Hundred Twelve Thousand Five Hundred
                                                  Ninety-Five and 66/100 Dollars ($112,595.66)
------------------------------------------------------------------------------------------------------
February 1, 2005 through October 31, 2005:        One Hundred Sixteen Thousand Five Hundred
                                                  Thirty-Six and 50/100 Dollars ($116,536.50)
------------------------------------------------------------------------------------------------------

Concurrently with the execution of this Amendment, Tenant shall pay to Landlord the monthly installment of Base Rent due for the month commencing on February 1, 2000.

          3.  Security Deposit.  The Security Deposit shall be increased by
              ----------------
Fifty-Three Thousand One Hundred Three and 17/100 Dollars ($53,103.17) (the "Additional Security Deposit") for a total Security Deposit of One Hundred Sixteen Thousand Five Hundred Thirty-Six and 50/100 Dollars ($116,536.50). Tenant shall pay the Additional Security Deposit to Landlord concurrently with the execution of this Amendment.

          4.  Assignment and Subleasing.  During the First Extension Term (but
              -------------------------
not during any additional extension terms), all of the terms and conditions set forth in Section 16 of the Lease regarding an assignment by Tenant of its interest in the Lease or subletting by Tenant of all or a portion of the Premises shall apply, subject to the following modifications:

              4.1  Option to Terminate.  In the event Tenant assigns all of its
                   -------------------
interest in the Lease or subleases the entire Premises to a Qualified Transferee (defined below) in accordance with all of the terms and conditions set forth in the Lease, including Landlord's written approval of Tenant's proposed assignment of its interest in the Lease or subletting of the Premises, then Landlord and Tenant shall each have the right to terminate the Lease by written notice to the other party within five (5) business days after Landlord receives a fully executed copy of the assignment agreement or the sublease agreement, as applicable, entered into between Tenant and the Qualified Transferee (hereinafter referred to as the "Transfer Agreement"). Tenant's right to terminate the Lease pursuant to this Section 4.1 is conditioned upon (i) the Qualified Transferee and Tenant entering into an assignment and assumption agreement in a form acceptable to Landlord pursuant to which the Qualified Transferee assumes all of the obligations of Tenant under the Lease, or (ii) the Qualified Transferee and Landlord entering into a new lease pursuant to which Landlord leases the Premises directly to the Qualified Transferee.

              4.2  Qualified Transferee.  For purposes of this Section 4, a
                   --------------------
"Qualified Transferee" is defined as a subtenant or assignee (i) that has a net worth of at least One Hundred One Million Dollars ($101,000,000.00) as of the date on which the Qualified Transferee executes the Transfer Agreement and has achieved net earnings after payment of taxes of not less than Five Million Dollars ($5,000,000.00) during each of its three (3) most recent fiscal years, and (ii) whose proposed use of the Premises, if different from the Permitted Uses, has been approved by Landlord in writing, which approval shall not be unreasonably withheld.

              4.3  Termination Fee.  If Landlord terminates the Lease pursuant
                   ---------------
to Section 4.1, Landlord shall pay to Tenant within thirty (30) days after the effective date of the termination of the Lease an amount equal to the net present value (discounted at ten percent (10%) per annum) of the reimbursement payments for Subleasing Costs to which Tenant would

                                       2.

otherwise have been entitled during the First Extension Term pursuant to Section 4.4, as reasonably determined by Landlord.

          4.4  Bonus Rent.  If Tenant assigns its interest in the Lease or
               ----------
sublets the entire Premises, and neither Landlord nor Tenant terminate the Lease as provided in this Section 4.1, then Tenant shall pay to Landlord fifty percent (50%) of all Bonus Rent after Tenant has recovered the Subleasing Costs (each as defined below). The term "Bonus Rent" is defined as any rent or other consideration received by Tenant in connection with or as a result of any assignment by Tenant of its interest in the Lease or sublease by Tenant of the entire Premises in excess of the Rent then payable by Tenant under the Lease. The term "Subleasing Costs" is defined as the following costs paid by Tenant in connection with an assignment of its interest under the Lease or subletting of the entire Premises, and no other costs or expenses: (i) reasonable leasing commissions in an amount not to exceed (a) 6.5% of the base rent paid by the assignee during the first year after the assignment or paid by the sublessee during the first year of the sublease term, (b) 6.5% of the base rent paid by the assignee during the second year after the assignment or paid by the sublessee during the second year of the sublease term, (c) 5.5% of the base rent paid by the assignee during the third year after the assignment or paid by the sublessee during the third year of the sublease term, (d) 4.5% of the base rent paid by the assignee during the fourth year after the assignment or paid by the sublessee during the fourth year of the sublease term, and (e) 4.5% of the base rent paid by the assignee during the fifth year after the assignment or paid by the sublessee during the fifth year of the sublease term, (ii) the cost of constructing additional general purpose office improvements in the Premises,
(iii) reasonable attorneys' fees, and (iv) the amount of Base Rent (the "Double Rent") paid by Tenant for the Premises during the period commencing on the later of (A) the date that Tenant commences to pay rent for a new facility in which Tenant intends to move its business previously operated in the Premises and (B) the date that Tenant vacates the Premises, and ending on the date on which Tenant's assignee or subtenant commences to pay rent to Tenant or Landlord pursuant to an executed agreement approved by Landlord in writing. For purposes of calculating the amount of excess rent payable to Landlord pursuant to this
Section 4.4, (i) the total amount of Subleasing Costs shall not exceed One Million Dollars ($1,000,000.00) and (ii) the amount of Double Rent included in Subleasing Costs shall not exceed Two Hundred Fifty Thousand Dollars ($250,000.00). The provisions contained in this Section 4.4 with respect to Tenant's obligation to pay to Landlord a portion of the Bonus Rent shall supercede and take the place of the provisions contained in Section 16 of the Lease concerning Tenant's obligation to pay to Landlord any excess rent (and the calculation thereof) in connection with an assignment by Tenant of its interest in the Lease or subletting of the entire Premises during the First Extension Term. If Tenant sublets less than the entire Premises during the First Extension Term, the provisions contained in Section 16 of the Lease with respect to Tenant's obligation to pay excess rent and the calculation thereof shall apply.

          4.5  No Consent Required.  Notwithstanding anything to the contrary
               -------------------
contained in the Lease, Tenant may, without Landlord's consent, assign its interest under the Lease or sublet the Premises to (i) a successor corporation by merger, consolidation or nonbankruptcy reorganization or (ii) a purchaser of all or substantially all of Tenant's assets (hereinafter referred to as a "Permitted Assignee"). In addition, if the stock of Tenant is traded on the New York Stock Exchange, American Stock Exchange or NASDAQ, then the transfer of

                                       3.

any controlling or managing ownership or beneficial interest in Tenant shall not be deemed to be an assignment for purposes of the Lease.

     5.   Tenant Improvements.
          -------------------

          5.1  Tenant Improvement Work.  Tenant, at Tenant's sole cost and
               -----------------------
expense (except for Landlord's obligation to pay to Tenant the Tenant Improvement Allowance described below), shall construct certain tenant improvements and complete certain work (collectively, the "Tenant Improvement Work") in the Premises, as more particularly described herein. The Tenant Improvement Work shall be performed by Tenant's Contractor (defined below) in accordance with plans and specifications (the "Plans and Specifications") prepared by Tenant's Architect (defined below) and approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. At Landlord's election, Tenant shall arrange for Tenant's Architect to prepare working drawings (the "Working Drawings") of the proposed improvements based upon the Plans and Specifications and submit the Working Drawings to Landlord for its review and approval. The Tenant Improvement Work performed in the Building shall conform to Landlord's Building specifications for interior improvements. The Tenant Improvement Work shall include (i) replacing the carpet in the aisle ways and lunch area of the Building, (ii) inspecting the existing heating, ventilation and air conditioning units (the "HVAC Units") and systems (the "HVAC Systems"), (iii) adding heat to those HVAC Units that currently do not provide heat and, to the extent necessary, repairing and/or replacing the inoperable or deficient HVAC Units and/or portions of the HVAC Systems, (iv) refurbishing the landscaping on the Lot in accordance with a landscaping plan prepared by Tenant and approved by Landlord, (v) upgrading all of the lights in the Building and on the Lot, and (vi) other miscellaneous items of deferred maintenance to the Building and Lot selected by Tenant. Landlord, at its election, shall have the right to reasonably employ consultants to review Tenant's Plans and Specifications and Working Drawings and Tenant shall reimburse Landlord for the reasonable cost incurred by Landlord for such consultants within ten (10) days after Landlord's written request therefor. Tenant shall complete the Tenant Improvement Work within one (1) year after the date of this Amendment in accordance with the Plans and Specifications and Working Drawings approved by Landlord.

          5.2  Tenant's Architect and Contractor.  Prior to commencing the
               ---------------------------------
Tenant Improvement Work, Tenant shall notify Landlord in writing of the name of the architect that Tenant proposes to use to prepare the Plans and Specifications and Working Drawings and the name of the contractor or contractors that Tenant proposes to use to perform the Tenant Improvement Work. In addition, Tenant shall deliver to Landlord any information reasonably requested by Landlord concerning the proposed architect or contractor. The architect and the contractor proposed by Tenant must each be approved by Landlord in writing, which approval shall not be unreasonably withheld. The architect selected by Tenant and approved by Landlord in connection with the Tenant Improvement Work is hereinafter referred to as "Tenant's Architect". The contractor selected by Tenant and approved by Landlord in connection with the Tenant Improvement Work is hereinafter referred to as "Tenant's Contractor". Both Tenant's Architect and Tenant's Contractor must be licensed to do business in California. At Landlord's option, Tenant's Contractor shall be bondable.

                                       4.

         5.3  Tenant Improvement Allowance.  Landlord shall pay to Tenant up to
              ----------------------------
Three Hundred Thousand Dollars ($300,000.00) (the "Maximum Tenant Improvement Allowance") as a tenant improvement allowance (the "Tenant Improvement Allowance") toward the cost of performing the Tenant Improvement Work as provided herein. Tenant may use the Tenant Improvement Allowance only to pay for the Tenant Improvement Work described in Section 5.1 above. The Tenant Improvement Allowance may not be used to pay for (i) any trade fixtures, furniture, furnishings, equipment (except for repairs and/or replacements to the electrical, mechanical and plumbing systems, the HVAC Units and the HVAC Systems), decorations, signs, inventory or other personal property, (ii) rent for leased equipment or other personal property, (iii) interest or financing costs, and (iv) administrative or overhead costs and expenses paid or incurred by Tenant in connection with the performance of the Tenant Improvement Work, except amounts reimbursed to third party general contractor or construction manager.

         5.4  Payment of Tenant Improvement Allowance.  Landlord shall pay the
              ---------------------------------------
Tenant Improvement Allowance to Tenant within thirty (30) days after Tenant's written request therefore, provided and on the condition that (i) Tenant is not in default under the terms of the Lease, (ii) Tenant has completed all of the Tenant Improvement Work in accordance with the Plans and Specifications and Working Drawings, and (iii) Tenant has delivered to Landlord the following: (a) a copy of a "finaled" building permit issued by the City of Fremont (to the extent Tenant was required by law or local ordinance to obtain a building permit in connection with the Tenant Improvement Work), (b) a certificate of completion issued by Tenant's Architect, certifying that the Tenant Improvement Work has been completed in accordance with the Plans and Specifications and Working Drawings, (c) "as built" drawings for the Premises (to the extent requested by Landlord), (d) evidence that the total cost of the Tenant Improvement Work which may be paid for out of the Tenant Improvement Allowance is equal to or exceeds the amount of the Tenant Improvement Allowance requested by Tenant, which evidence shall be in the form of copies of paid invoices and applicable construction contracts, and (e) unconditional lien waivers from Tenant's Contractor and all subcontractors, materialmen and suppliers that have performed work or supplied materials in connection with the Tenant Improvement Work.

     6.  Existing Extension Option.  Section 18.12 of the Lease is hereby
         -------------------------
deleted and of no further force or effect.

     7.  Extension Option
         ----------------

         7.1  Option to Extend.  Tenant shall have the option to extend the
              ----------------
Term for an additional period of five (5) years (the "Second Extension Term"), provided that at the time Tenant's Extension Notice (defined below) is given and at the time the Second Extension Term is to commence (i) Tenant is not in default under the Lease and (ii) Tenant is in occupancy of the entire Premises. Tenant shall exercise such option, if at all, by written notice ("Tenant's Extension Notice") to Landlord not later than three hundred (300) days prior to the expiration of the Term. Tenant's failure to deliver to Landlord Tenant's Extension Notice within the time period provided above shall be deemed a waiver of Tenant's option to extend the Term. If Tenant exercises its extension option, the Term shall be extended for an additional period of five (5) years on all of the terms and conditions of the Lease, except (i) Tenant shall not have the option to further extend the Term, (ii) Landlord shall not be required to pay to Tenant any tenant

                                       5.

improvement allowance or inducement and (iii) the monthly Base Rent for the first year of the Second Extension Term shall be an amount equal to the greater of(A) the "Initial Fair Market Rent" or (B) the monthly Base Rent in effect immediately prior to the Second Extension Term. The Base Rent due during the Second Extension Term shall be increased annually by the Average Annual Percentage, as defined below. Tenant's option to extend the Term is personal to Asyst Technologies, Inc., and shall not be included in any assignment of the Lease; provided, however, Tenant may assign its option to extend the Term to a Permitted Assignee in connection with Tenant's assignment of the Lease to said Permitted Assignee. In addition, Tenant shall be responsible for all brokerage costs and/or finder's fees associated with Tenant's exercise of its option to extend the Term if the broker or finder claiming such commission or fee is engaged by Tenant.

          7.2  Determination of Initial Fair Market Rent and Average Annual
               ------------------------------------------------------------
Percentage.
----------

               7.2.1  Agreement on Rent. For the purposes of this Amendment,
                      -----------------
"Initial Fair Market Rent" means the monthly base rent (i.e., rent other than operating expenses, taxes and insurance premiums) expected to prevail as of the commencement of the Second Extension Term for the first year of the Second Extension Term with respect to leases of office/research and development space of comparable size, quality and age located in Fremont for a term of approximately five (5) years. The term "Average Annual Percentage" shall mean the average annual percentage increase in the monthly base rent (i.e., rent other than operating expenses, taxes and insurance premiums) expected to prevail as of the commencement of the Second Extension Term with respect to leases of office/research and development space of comparable size, quality and age located in Fremont for a term of approximately five (5) years. On or before the ninetieth (90th) day prior to the expiration of the Term, Landlord shall advise Tenant in writing ("Landlord's Rent Notice") as to Landlord's determination of the Initial Fair Market Rent and Average Annual Percentage. If Tenant disagrees with Landlord's determination, then, within fifteen (15) days after Tenant's receipt of Landlord's Rent Notice, Tenant shall advise Landlord in writing ("Tenant's Rent Notice") as to Tenant's determination of the Initial Fair Market Rent and Average Annual Percentage. If Tenant shall fail to timely send Tenant's Rent Notice, Tenant shall be bound by Landlord's determination of the Initial Fair Market Rent and Average Annual Percentage as set forth in Landlord's Rent Notice. If Tenant shall timely send to Landlord Tenant's Rent Notice, Landlord and Tenant shall attempt in good faith to reach agreement as to the amount of the Initial Fair Market Rent and Average Annual Percentage within fifteen (15) days after Landlord's receipt of Tenant's Rent Notice.

               7.2.2  Selection of Appraisers. If Landlord and Tenant are unable
                      -----------------------
to agree upon the Initial Fair Market Rent and Average Annual Percentage within the aforementioned fifteen (15) day period as evidenced by a written amendment to the Lease executed by them, then, within ten (10) days after the expiration of the fifteen (15) day period, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and disinterested real estate appraiser with membership in the Appraisal Institute and M.A.I. designation and with at least five (5) years' full-time commercial appraisal experience in the Fremont area to determine the Initial Fair Market Rent and Average Annual Percentage during the Second Extension Term. If either Landlord or Tenant does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single

                                       6.

appraiser appointed shall be the sole appraiser and shall determine the Initial Fair Market Rent and Average Annual Percentage during the Second Extension Term. If two (2) appraisers are appointed by Landlord and Tenant as stated in this Section they shall attempt to select a third appraiser meeting the qualifications stated in this Section within ten (10) days. If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) days' notice to the other party, can apply to the then president of the real estate board of the county in which the Premises is located, or to the Presiding Judge of the Superior Court of the county in which the Premises is located, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant.

               7.2.3  Value Determined By Three (3) Appraisers.  The Appraisers
                      ----------------------------------------
shall determine the Initial Fair Market Rent and the Average Annual Percentage by using the "Market Comparison Approach" with the relevant market being similar office/research and development buildings in Fremont. Within thirty (30) days after the selection of the third appraiser, Landlord's appraiser shall arrange for the simultaneous delivery to Landlord of written appraisals from each of the appraisers. The appraiser's determination of the Initial Fair Market Rent and the Average Annual Percentage stated in the three (3) appraisals shall be added together (i.e., the Initial Fair Market Rent in each of the three (3) appraisals shall be added together and the Average Annual Percentage in each of the three
(3) appraisals shall be added together) and the total divided by three (3); the resulting quotients shall be the monthly Base Rent and annual increase in Base Rent for the Premises during the Second Extension Term, as applicable. If, however, the Initial Fair Market Rent and/or the Average Annual Percentage stated in the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower and/or higher than the Initial Fair Market Rent and/or the Average Annual Percentage stated in the middle appraisal, the Initial Fair Market Rent and/or the Average Annual Percentage stated in the low appraisal and/or the high appraisal, as applicable, shall be disregarded. If the Initial Fair Market Rent or the Average Annual Percentage as stated in one (1) of the appraisals is disregarded, then the Initial Fair Market Rent or the Average Annual Percentage stated in the remaining two (2) appraisals, as applicable, shall be added together and their total divided by two (2); the resulting quotient or quotients shall be the monthly Base Rent and/or the annual increase in Base Rent for the Premises during the Second Extension Term, as applicable. If the Initial Fair Market Rent and/or the Average Annual Percentage stated in both the high and low appraisal are disregarded as stated in this Section, the Initial Fair Market Rent and/or the Average Annual Percentage stated in middle appraisal shall be the monthly Base Rent and the annual increase in Base Rent for the Premises during the Second Extension Term.

               7.2.4  Notice to Landlord and Tenant.  After the monthly Base
                      -----------------------------
Rent and annual increase in Base Rent for the Second Extension Term have been set, the appraisers immediately shall notify Landlord and Tenant, and Landlord and Tenant immediately shall execute an amendment to the Lease stating the monthly Base Rent and annual increase in Base Rent for the Second Extension Term.

     8.   Brokerage Commission.  Landlord shall pay to the broker designated by
          --------------------
Tenant in writing ("Tenant's Broker") a leasing commission (the "Leasing Commission") in the amount of One Hundred Thousand Dollars ($100,000). Landlord shall pay one-half of the Leasing

                                       7.

Commission to Tenant's Broker upon the execution of this Amendment and Landlord's receipt of the Additional Security Deposit and Base Rent for the month of February, 2000, and one-half of the Leasing Commission to Tenant's Broker on February 1, 2000.

     9.   Entire Agreement.  This Amendment represents the entire understanding
          ----------------
between Landlord and Tenant concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the Premises not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

     10.  Continuing Obligations.  Except as expressly set forth to the contrary
          ----------------------
in this Amendment, the Lease remains unmodified and in full force and effect.
To the extent of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

"Tenant                                    Landlord"

ASYST TECHNOLOGIES, INC.,                  KATO ROAD PARTNERS,
a California corporation                   a California general partnership

By: /s/ A John Miller III                  By: Brill & Harrington Investments,a
    ----------------------------------         California general partnership,
    Name: A John Miller III                    Managing Partner
        ------------------------------
     Its: Corp Controller
         -----------------------------

By: /s/ Douglas J. McCutcheon               By: /s/ John B. Hartington
   -----------------------------------         ---------------------------------

   Name:  Douglas J. McCutcheon              Name:  John B. Hartington
        ------------------------------             -----------------------------
     Its: Senior Vice President                Its:  Partner
         -----------------------------             -----------------------------
          Chief Financial Officer
         -----------------------------
         Asyst Technologies, Inc.
         -----------------------------

                                           By:__________________________________
                                              Name:_____________________________
                                               Its:_____________________________

                                       8.